UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):    March 27, 2023
BENSON HILL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39835	85-3374823
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1001 North Warson Rd.
St. Louis, Missouri 63132
(Address of principal executive offices)
(314) 222-8218
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, $0.0001 par value	BHIL	The New York Stock Exchange
Warrants exercisable for one share of common stock at an exercise price of $11.50	BHIL WS	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.05	Costs Associated with Exit or Disposal Activities.

On March 27, 2023, the Board of Directors (the “Board”) of Benson Hill, Inc. (the “Company”) committed to a Liquidity Improvement Plan (the “Plan”) intended to improve liquidity by an estimated $65 million to $75 million by the end of 2024. The Company is executing the Plan to create a more cost-efficient organization and enhance its capital structure to execute on its strategic priorities. Together with our previously announced intent to refinance our current high-cost debt with a conventional lending facility, the Plan is expected to reduce to approximately $35 million to $45 million the amount of incremental proceeds the Company believes is needed to achieve positive cash flow in 2025, which may be obtained from the issuance of equity and/or non-dilutive sources.

The Company expects the actions associated with the execution of the Plan to be substantially complete by December 31, 2023. The Plan is expected to include improving operating efficiencies by reducing certain operating costs and restructuring certain parts of our organization. While the Company expects costs associated with the Plan to include costs attributable to the Company’s exploration and possible execution of strategic options for its Seymour, Indiana facility and employee termination costs, management’s analysis of how to execute the Plan is ongoing. As such, the Company is currently unable in good faith to make a determination of an estimate of the total amount or range of amounts expected to be incurred by the Company in connection with each major type of cost associated with the Plan, or in total, or of any charges that will result in future cash expenditures. The Company will file an amendment to this Current Report on Form 8-K after it makes such a determination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENSON HILL, INC.

By:	/s/ Dean Freeman
Dean Freeman
Chief Financial Officer
Date: March 28, 2023